Pricing Supplement dated May 26, 2009
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated October 20, 2008)

================================================================================

[RBC LOGO]                                $9,391,000
                               Reverse Convertible Notes, each
                Linked to the Common Stock of a Single Reference Stock Issuer

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus January 5, 2007, the product prospectus supplement dated October 20, 2008 and the prospectus supplement dated February 28, 2007.

General:                      This pricing supplement relates to twenty-nine
                              (29) separate Reverse Convertible Notes
                              ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes"), and some of six months ("Six Month Notes").The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Issue:                        Senior Medium-Term Notes, Series C

Pricing Date:                 May 26, 2009

Issuance Date:                May 29, 2009

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Deposit Currency              U.S. Dollars

Coupon Payment:               Each coupon will be paid in equal monthly
                              payments. (30/360)

Coupon Payment Date (s):      The coupon will be paid on the last business day
                              of each month during the term of the note except for the final coupon, which will be paid on the Maturity Date.


Three Month Notes:

            Valuation Date:  August 26, 2009

             Maturity Date:  August 31, 2009


Six Month Notes:

            Valuation Date:  November 24, 2009

             Maturity Date:  November 30, 2009

Reference Stock:

   No.     Principal   Reference Stock                          Ticker    Coupon   Strike     Barrier  Term       CUSIP
   ---     ---------   ---------------                          ------    ------   ------     -------  ----       -----
             Amount                                                        Rate     Price     Price
             ------                                                        ----     -----     -----
     1294   $373,000   Alcoa Inc.                               AA        25.00%    $9.27      $6.03   3 month   78008GW73

     1295   $391,000   Arch Coal, Inc.                          ACI       25.00%   $17.41     $11.32   3 month   78008GW81

     1296   $213,000   Aflac, Inc.                              AFL       19.00%   $36.44     $21.86   3 month   78008GW99

     1297   $118,000   Amazon.com, Inc.                         AMZN      11.00%   $78.39     $58.79   3 month   78008GX23

     1298   $411,000   American Express Company                 AXP       23.50%   $24.57     $15.97   3 month   78008GX31

     1299  $1,244,000  Bank of America Corporation              BAC       30.25%   $10.98      $6.59   3 month   78008GX49

     1300   $330,000   Peabody Energy Corporation               BTU       18.00%   $31.60     $20.54   3 month   78008GX56

     1301   $681,000   Caterpillar Inc.                         CAT       18.50%   $35.00     $26.25   3 month   78008GX64

     1302   $471,000   Chesapeake Energy Corporation            CHK       16.00%   $20.93     $13.60   3 month   78008GX72

     1303   $136,000   Deere & Company                          DE        18.75%   $42.79     $32.09   3 month   78008GX80

     1304   $153,000   Devon Energy Corporation                 DVN       10.50%   $61.42     $46.07   3 month   78008GX98

     1305   $136,000   Freeport-McMoRan Copper & Gold, Inc.     FCX       15.50%   $49.99     $32.49   3 month   78008GY22

     1306   $61,000    Frontier Oil Corporation                 FTO       11.75%   $16.47     $10.71   3 month   78008GY30

     1307   $378,000   General Electric Company                 GE        12.00%   $13.39      $8.70   3 month   78008GY48

     1308   $366,000   Goldcorp, Inc.                           GG        16.00%   $37.79     $28.34   3 month   78008GY55

     1310   $87,000    JPMorgan Chase & Co.                     JPM       15.00%   $36.54     $23.75   3 month   78008GY71

     1311   $346,000   Lowe's Companies, Inc.                   LOW       12.50%   $20.04     $15.03   3 month   78008GY89

     1312   $224,000   Nucor Corporation                        NUE       23.55%   $41.15     $30.86   3 month   78008GY97

     1313   $61,000    Petroleo Brasileiro S.A.                 PBR       12.50%   $41.93     $31.45   3 month   78008G2C5

     1314   $79,000    Research In Motion Limited               RIMM      20.25%   $76.75     $57.56   3 month   78008GZ21

     1315   $158,000   Union Pacific Corporation                UNP       11.25%   $47.90     $35.93   3 month   78008GZ39

     1316   $321,000   U.S. Bancorp                             USB       21.50%   $19.04     $12.38   3 month   78008GZ47

     1317   $30,000    Vale SA                                  VALE      13.00%   $19.26     $13.48   3 month   78008G2B7

     1318  $1,102,000  Wells Fargo & Company                    WFC       19.00%   $25.65     $15.39   3 month   78008GZ54

     1319   $608,000   United States Steel Corporation          X         27.50%   $30.73     $19.97   3 month   78008GZ62

     1320   $40,000    Apple Inc.                               AAPL      10.00%  $130.78     $98.09   6 month   78008GZ70

     1321   $718,000   Ford Motor Company                       F         28.00%    $5.40      $3.24   6 month   78008GZ88

     1322   $55,000    The Home Depot, Inc.                     HD        10.50%   $23.80     $17.85   6 month   78008GZ96

     1323   $100,000   Monsanto Company                         MON       10.75%   $85.25     $63.94   6 month   78008G2A9

Term:                         As set forth above

Initial Reference Stock       The price of the Reference Stock on the Pricing
Price:                        Date, as set forth above.


Final Reference Stock Price:  The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i) the Final Reference Stock Price is less than the Initial Reference Stock Price; and

                              (ii)  (a) for notes subject to Intra-Day
                                    Monitoring, at any time during the
                                    Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                    (b) for notes subject to Close of Trading
                                    Day Monitoring, on any day during the
                                    Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            Close of Trading Day

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Reference
                              Stock Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the Principal Amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note                   captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated October
                              20, 2008.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated October 20, 2008 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense. The Notes are not offered or sold and will not be offered or sold in Hong Kong, other than (i) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or (ii) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or
(iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance.

No advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted top do so under the securities laws of Hong Kong) will be issued other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.


The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------
RevCon 1294                               100%                         1.50%                        98.50%
                                      $373,000.00                    $5,595.00                    $367,405.00

RevCon 1295                               100%                         1.50%                        98.50%
                                      $391,000.00                    $5,865.00                    $385,135.00

RevCon 1296                               100%                         1.50%                        98.50%
                                      $213,000.00                    $3,195.00                    $209,805.00

RevCon 1297                               100%                         1.50%                        98.50%
                                      $118,000.00                    $1,770.00                    $116,230.00

RevCon 1298                               100%                         1.50%                        98.50%
                                      $411,000.00                    $6,165.000                   $404,835.00

RevCon 1299                               100%                         1.50%                        98.50%
                                    $1,244,000.00                   $18,660.00                  $1,225,340.00

RevCon 1300                               100%                         1.50%                        98.50%
                                      $330,000.00                    $4,950.00                    $325,050.00

RevCon 1301                               100%                         1.50%                        98.50%
                                      $681,000.00                   $10,215.00                    $670,785.00

RevCon 1302                               100%                         1.50%                        98.50%
                                      $471,000.00                    $7,065.00                    $463,935.00

RevCon 1303                               100%                         1.50%                        98.50%
                                      $136,000.00                    $2,040.00                    $133,960.00

RevCon 1304                               100%                         1.50%                        98.50%
                                      $153,000.00                    $2,295.00                    $150,705.00

RevCon 1305                               100%                         1.50%                        98.50%
                                      $136,000.00                    $2,040.00                    $133,960.00

RevCon 1306                               100%                         1.50%                        98.50%
                                       $61,000.00                      $915.00                     $60,085.00

RevCon 1307                               100%                         1.50%                        98.50%
                                      $378,000.00                    $5,670.00                    $372,330.00

RevCon 1308                               100%                         1.50%                        98.50%
                                      $366,000.00                    $5,490.00                    $360,510.00

RevCon 1310                               100%                         1.50%                        98.50%
                                       $87,000.00                    $1,305.00                     $85,695.00

RevCon 1311                               100%                         1.50%                        98.50%
                                      $346,000.00                    $5,190.00                    $340,810.00

                                       P-4

RevCon 1312                               100%                         1.50%                        98.50%
                                      $224,000.00                    $3,360.00                    $220,640.00

RevCon 1313                               100%                         1.25%                        98.75%
                                       $61,000.00                     $762.50                     $60,237.50

RevCon 1314                               100%                         1.50%                        98.50%
                                       $79,000.00                    $1,185.00                     $77,815.00

RevCon 1315                               100%                         1.25%                        98.75%
                                      $158,000.00                    $1,975.00                    $156,025.00

RevCon 1316                               100%                         1.50%                        98.50%
                                      $321,000.00                    $4,815.00                    $316,185.00

RevCon 1317                               100%                         1.25%                        98.75%
                                       $30,000.00                     $375.00                     $29,625.00

RevCon 1318                               100%                         1.50%                        98.50%
                                    $1,102,000.00                   $16,530.00                  $1,085,470.00

RevCon 1319                               100%                         1.50%                        98.50%
                                      $608,000.00                    $9,120.00                    $598,880.00

RevCon 1320                               100%                         1.50%                        98.50%
                                       $40,000.00                      $600.00                     $39,400.00

RevCon 1321                               100%                         1.75%                        98.25%
                                      $718,000.00                   $12,565.00                    $705,435.00

RevCon 1322                               100%                         1.75%                        98.25%
                                       $55,000.00                      $962.50                     $54,037.50

RevCon 1323                               100%                         1.75%                        98.25%
                                      $100,000.00                    $1,750.00                     $98,250.00



                         RBC Capital Markets Corporation
                                  May 26, 2009

                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated October 20, 2008:
     http://idea.sec.gov/Archives/edgar/data/1000275/000121465908002315/
     0001214659-08-002315.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.




Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the Payment at Maturity of the Notes (excluding the final Coupon), assuming an Initial Share Price of $100, a Barrier Price of 60% and an initial investment of $1,000. Hypothetical Final Share Prices are shown in the first column on the left. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the Payment at Maturity (as a percentage of the principal amount) in the case where the market price of the Reference Stock does not fall below the Barrier Price at any time during the Monitoring Period. The third column shows the Payment at Maturity (as a percentage of the principal amount) in the case where the market price of the Reference Stock does fall below the Barrier Price during the Monitoring Period. The fourth column shows the Physical Delivery Amount as a number of shares of the Reference Stock. The fifth column shows the Cash Delivery Amount, should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

                            If the closing        If the closing
                         market price of the    market price of the
                           Reference Stock        Reference Stock
                         does not fall below      falls below the
                         the Barrier Price on    Barrier Price on
                          any day during the    any day during the        Physical
                          Monitoring Period:    Monitoring Period:        Delivery
                              Payment at            Payment at           Amount as
                             Maturity as            Maturity as          Number of
     Hypothetical           Percentage of          Percentage of       Shares of the
      Final Share             Principal              Principal           Reference      Cash Delivery
         Price                  Amount                Amount               Stock           Amount
  ------------------------------------------------------------------------------------------------------
         $200                  100.00%                100.00%               n/a              n/a
  ------------------------------------------------------------------------------------------------------
         $175                  100.00%                100.00%               n/a              n/a
  ------------------------------------------------------------------------------------------------------
         $150                  100.00%                100.00%               n/a              n/a
  ------------------------------------------------------------------------------------------------------
         $125                  100.00%                100.00%               n/a              n/a
  ------------------------------------------------------------------------------------------------------
         $100                  100.00%                100.00%               n/a              n/a
  ------------------------------------------------------------------------------------------------------
                                                 Physical or Cash
          $90                  100.00%           Delivery Amount            10              $90
  ------------------------------------------------------------------------------------------------------
                                                 Physical or Cash
          $80                  100.00%           Delivery Amount            10              $80
  ------------------------------------------------------------------------------------------------------
                                                 Physical or Cash
          $70                  100.00%           Delivery Amount            10              $70
  ------------------------------------------------------------------------------------------------------
                                                 Physical or Cash
          $60                  100.00%           Delivery Amount            10              $60
  ------------------------------------------------------------------------------------------------------
                                                 Physical or Cash
        $59.50                   n/a             Delivery Amount            10            $59.50
  ------------------------------------------------------------------------------------------------------
                                                 Physical or Cash
        $50.00                   n/a             Delivery Amount            10            $50.00
  ------------------------------------------------------------------------------------------------------
                                                 Physical or Cash
        $25.00                   n/a             Delivery Amount            10            $25.00
  ------------------------------------------------------------------------------------------------------
                                                 Physical or Cash
         $0.00                   n/a             Delivery Amount            10             $0.00
  ------------------------------------------------------------------------------------------------------


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated October 20, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated October 20, 2008.

Selected Purchase Considerations

o Market Disruption Events and Adjustments --The Payment at Maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated October 20, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated October 20, 2008.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon 78008GW73 (AA): 0.66% of each stated interest payment (25.00% in total) will be treated as an interest payment and 24.34% of each stated interest payment (25.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GW81 (ACI): 0.66% of each stated interest payment (25.00% in total) will be treated as an interest payment and 24.34% of each stated interest payment (25.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GW99 (AFL): 0.66% of each stated interest payment (19.00% in total) will be treated as an interest payment and 18.34% of each stated interest payment (19.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GX23 (AMZN): 0.66% of each stated interest payment (11.00% in total) will be treated as an interest payment and 10.34% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GX31 (AXP): 0.66% of each stated interest payment (23.50% in total) will be treated as an interest payment and 22.84% of each stated interest payment (23.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GX49 (BAC): 0.66% of each stated interest payment (30.25% in total) will be treated as an interest payment and 29.59% of each stated interest payment (30.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GX56 (BTU): 0.66% of each stated interest payment (18.00% in total) will be treated as an interest payment and 17.34% of each stated interest payment (18.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GX64 (CAT): 0.66% of each stated interest payment (18.50% in total) will be treated as an interest payment and 17.84% of each stated interest payment (18.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GX72 (CHK): 0.66% of each stated interest payment (16.00% in total) will be treated as an interest payment and 15.34% of each stated interest payment (16.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GX80 (DE): 0.66% of each stated interest payment (18.75% in total) will be treated as an interest payment and 18.09% of each stated interest payment (18.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GX98 (DVN): 0.66% of each stated interest payment (10.50% in total) will be treated as an interest payment and 9.84% of each stated interest payment (10.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GY22 (FCX): 0.66% of each stated interest payment (15.50% in total) will be treated as an interest payment and 14.84% of each stated interest payment (15.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GY30 (FTO): 0.66% of each stated interest payment (11.75% in total) will be treated as an interest payment and 11.09% of each stated interest payment (11.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GY48 (GE): 0.66%of each stated interest payment (12.00% in total) will be treated as an interest payment and 11.34% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GY55 (GG): 0.66% of each stated interest payment (16.00% in total) will be treated as an interest payment and 15.34% of each stated interest payment (16.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GY71 (JPM): 0.66% of each stated interest payment (15.00% in total) will be treated as an interest payment and 14.34% of each stated interest payment (15.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GY89 (LOW): 0.66% of each stated interest payment (12.50% in total) will be treated as an interest payment and 11.84% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GY97 (NUE): 0.66% of each stated interest payment (23.55% in total) will be treated as an interest payment and 22.89% of each stated interest payment (23.55% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G2C5 (PBR): 0.66% of each stated interest payment (12.50% in total) will be treated as an interest payment and 11.84% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes

     o RevCon 78008GZ21 (RIMM): 0.66% of each stated interest payment (20.25% in total) will be treated as an interest payment and 19.59% of each stated interest payment (20.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GZ39 (UNP): 0.66% of each stated interest payment (11.25% in total) will be treated as an interest payment and 10.59% of each stated interest payment (11.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GZ47 (USB): 0.66% of each stated interest payment (21.50% in total) will be treated as an interest payment and 20.84% of each stated interest payment (21.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G2B7 (VALE): 0.66% of each stated interest payment (13.00% in total) will be treated as an interest payment and 12.34% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes

     o RevCon 78008GZ54 (WFC): 0.66% of each stated interest payment (19.00% in total) will be treated as an interest payment and 18.34% of each stated interest payment (19.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GZ62 (X): 0.66% of each stated interest payment (27.50% in total) will be treated as an interest payment and 26.84% of each stated interest payment (27.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GZ70 (AAPL): 1.22% of each stated interest payment (10.00% in total) will be treated as an interest payment and 8.78% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GZ88 (F): 1.22% of each stated interest payment (28.00% in total) will be treated as an interest payment and 26.78% of each stated interest payment (28.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GZ96 (HD): 1.22% of each stated interest payment (10.50% in total) will be treated as an interest payment and 9.28% of each stated interest payment (10.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G2A9 (MON): 1.22% of each stated interest payment (10.75% in total) will be treated as an interest payment and 9.53% of each stated interest payment (10.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.


     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower Payment at Maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a Payment at Maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the

Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Alcoa Inc. engages in the production and management of primary aluminum, fabricated aluminum, and alumina worldwide. It involves in the technology, mining, refining, smelting, fabricating, and recycling of aluminum. The company's products include precision castings, and aerospace and industrial fasteners.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03610

     o Arch Coal, Inc. engages in the production and sale of steam and metallurgical coal from surface and underground mines to power plants, steel mills, and industrial facilities in the United States. As of December 31, 2008, the company operated 20 active mines; and owned or controlled approximately 2.8 billion tons of proven and probable recoverable reserves.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13105

     o Aflac Incorporated, through its subsidiary, American Family Life Assurance Company of Columbus (Aflac), provides supplemental health and life insurance. The company offers cancer plans, general medical indemnity plans, medical/sickness riders, care plans, living benefit life plans, ordinary life insurance plans, and annuities in Japan.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07434

     o Apple Inc. and its wholly owned subsidiaries design, manufacture, and market personal computers, portable digital music players, and mobile communication devices, and sell various related software, services, peripherals, and networking solutions. The company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-10030

     o Amazon.com, Inc. operates as an online retailer in North America and internationally. It operates various retail Web sites, including amazon.com, amazon.co.uk, amazon.de, amazon.fr, amazon.co.jp, amazon.ca, and amazon.cn. The company serves its consumer customers through its retail Websites and focuses on selection, price, and convenience. It also offers programs that enable seller customers to sell their products on its Websites and their own branded Websites.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-22513

     o American Express Company, a payments and travel company, provides charge and credit payment card products, and travel-related services worldwide. It operates in two groups, the Global Consumer Group and the Global Business-to-Business Group. The Global Consumer Group offers a range of products and services, including charge and credit card products, consumer travel services, and stored value products, such as Travelers Cheques and prepaid products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07657

     o Bank of America Corporation, a financial holding company, provides a range of banking and nonbanking financial services and products in the United States and internationally. Its Global Consumer and Small Business Banking segment offers savings accounts, money market savings accounts, certificate of deposits, individual retirement accounts, and checking accounts; U.S.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06523

     o Peabody Energy Corporation, through its subsidiaries, engages in the exploration, mining, and production of coal worldwide. It owns interests in 30 coal operations located in the United States and Australia, as well as owns joint venture interests in a Venezuelan mine. The company also markets, brokerages, and trades coal. It also develops mine-mouth coal-fueled generating plants; and develops Btu Conversion technologies, which are designed to convert coal to natural gas and transportation fuels.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16463

     o Caterpillar Inc. manufactures and sells construction and mining equipment, diesel and natural gas engines, and industrial gas turbines worldwide.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00768

     o Chesapeake Energy Corporation, an oil and natural gas exploration and production company, engages in the acquisition, exploration, and development of properties for the production of crude oil and natural gas from underground reservoirs. It also provides marketing and midstream services for natural gas and oil for other working interest owners in properties it operate.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13726

     o Deere & Company manufactures and distributes products and services for agriculture and forestry worldwide. The company operates through four segments: Agricultural Equipment, Commercial and Consumer Equipment, Construction and Forestry, and Credit.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04121

     o Devon Energy Corporation, together with its subsidiaries, primarily engages in oil and gas exploration, development, and production; the transportation of oil, gas, and natural gas liquids; and the processing of natural gas.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32318

     o Freeport-McMoRan Copper & Gold Inc. engages in the exploration, mining, and production of mineral resources. It primarily focuses on copper, gold, silver, cobalt, and molybdenum deposits. The company's portfolio of assets includes the Grasberg minerals district in Indonesia; mining operations in North and South America; and the Tenke Fungurume development project in the Democratic Republic of Congo. As of December 31, 2008, its consolidated recoverable proven and probable reserves included 102.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11307-01

     o Frontier Oil Corporation, together with its subsidiaries, engages in refining crude oil and marketing refined petroleum products. It purchases crude oil to be refined and markets the refined petroleum products, including various grades of gasoline, diesel, jet fuel, asphalt, chemicals, and petroleum coke. The company operates refineries in Cheyenne, Wyoming and El Dorado, and Kansas with a total annual average crude oil capacity of approximately 182,000 barrels per day.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07627

     o Ford Motor Company designs, develops, manufactures, and services cars and trucks worldwide. It operates in two sectors, Automotive and Financial Services. The Automotive sector sells vehicles under Ford, Mercury, Lincoln, and Volvo brand names. This sector markets cars, trucks, and parts through retail dealers in North America, and through distributors and dealers outside of North America.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03950

     o General Electric Company (GE) operates as a technology, media, and financial services company worldwide. Its Energy Infrastructure segment produces gas, steam, and aeroderivative turbines; generators; and combined cycle systems, as well as provides water treatment services and equipment.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00035

     o Goldcorp Inc., together with its subsidiaries, engages in the acquisition, exploration, development, and operation of precious metal properties in Canada, the United States, Mexico, and central and South America. It explores primarily for gold, silver, copper, lead, and zinc ores. The company was founded in 1954 and is headquartered in Vancouver, Canada.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12970

     o The Home Depot, Inc., together with its subsidiaries, operates as a home improvement retailer company. The company's Home Depot stores sell building materials, home improvement supplies, and lawn and garden products to do-it-yourself customers, do-it-for-me (D-I-F-M) customers, home improvement contractors, tradespeople, and building maintenance professionals. Its stores also offer various installation services for D-I-F-M customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08207

     o JPMorgan Chase & Co., a financial holding company, provides a range of financial services worldwide. It operates in six segments:
          Investment Bank, Commercial Banking, Treasury & Securities Services, Asset Management, Retail Financial Services, and Card Services.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05805

     o Lowe's Companies, Inc., together with its subsidiaries, operates as a home improvement retailer in the United States and Canada. The company provides a range of products and services for home decoration, maintenance, repair, remodeling, and property maintenance.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07898

     o Monsanto Company provides agricultural products for farmers in the United States and internationally. It operates in two segments, Seeds and Genomics, and Agricultural Productivity. The Seeds and Genomics segment produces corn, soybeans, canola, and cotton seeds, as well as vegetable and fruit seeds, including tomato, pepper, eggplant, melon, cucumber, pumpkin, squash, beans, broccoli, onions, and lettuce.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16167

     o Nucor Corporation, together with its subsidiaries, engages in the manufacture and sale of steel and steel products in North America. It operates in three segments: Steel Mills, Steel Products, and Raw Materials. The Steel Mills segment offers hot-rolled steel products, such as angles, rounds, flats, channels, rebar, sheets, wide-flange beams, pilings, billets, blooms, beam blanks, and plates; and cold-rolled steel.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04119

     o Petroleo Brasileiro S.A. Petrobras, together with its subsidiaries, engages in the exploration, exploitation, and production of oil and gas, and energy in Brazil and internationally. The company operates in four segments: Exploration and Production, Supply, Gas and Energy, and Distribution.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15106

     o Research In Motion Limited designs, manufactures, and markets wireless solutions for the mobile communications market worldwide.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-29898

     o U.S. Bancorp operates as the holding company for U.S. Bank National Association that provides various banking and financial services in the United States. It generates various deposit products, including checking accounts, savings accounts, money market savings, and time certificates of deposit accounts.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06880

     o Union Pacific Corporation, through its subsidiary, Union Pacific Railroad Company, provides rail transportation services in North America. It has approximately 32,012 route miles linking Pacific Coast and Gulf Coast ports with the Midwest and eastern United States gateways, and provides various corridors to Mexican gateways.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06075

     o Companhia Vale do Rio Doce, through its subsidiaries, operates as a diversified metals and mining company worldwide. The company produces iron ore and iron ore pellets, nickel, manganese ore, ferroalloys, and kaolin. It also engages in producing bauxite, alumina, aluminum, copper, metallurgical and thermal coal, metallurgical coke and methanol, cobalt, potash, and other non-ferrous minerals, as well as precious metals, including platinum-group metals, gold, and silver.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 005-55631

     o Wells Fargo & Company, through its subsidiaries, provides retail, commercial, and corporate banking services principally in the United States. The company operates through three segments: Community Banking, Wholesale Banking, and Wells Fargo Financial. The Community Banking segment offers deposit products, including checking accounts, savings deposits, market rate accounts, individual retirement accounts, time deposits, and debit cards.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979

     o United States Steel Corporation, through its subsidiaries, engages in the production and sale of steel products primarily in North America and Europe. The company operates through three segments:
          Flat-rolled Products (Flat-rolled), U. S. Steel Europe (USSE), and Tubular Products (Tubular). The Flat-rolled Products segment offers slabs, sheets, tin mill products, and strip mill plates and rounds.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16811

                             Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the four quarters of 2006, 2007, 2008, the first quarter of 2009 and the period from April 1, 2009 through May 26, 2009. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                 Alcoa Inc (AA)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day          Period-End Closing
  Start Date            Date               Price of the               Price of the              Price of the
                                        Reference Stock in         Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2006           3/31/2006               32.2                       28.39                     30.56
   4/1/2006           6/30/2006               36.96                      28.55                     32.36
   7/1/2006           9/29/2006               34                         26.6                      28.04
  9/30/2006          12/29/2006               31.33                      26.39                     30.01

   1/1/2007           3/30/2007               36.05                      28.09                     33.9
  3/31/2007           6/29/2007               42.9                       33.63                     40.53
  6/30/2007           9/28/2007               48.77                      30.25                     39.12
  9/29/2007          12/31/2007               40.7                       33.22                     36.55

   1/1/2008           3/31/2008               39.67                      26.69                     36.06
   4/1/2008           6/30/2008               44.77                      33.65                     35.62
   7/1/2008           9/30/2008               35.66                      20.93                     22.58
  10/1/2008          12/31/2008               22.35                       6.8                      11.26

   1/1/2009           3/31/2009               12.44                       4.97                      7.34
   4/1/2009           5/26/2009               10.98                       7.03                      9.27


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Arch Coal Inc (ACI)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day          Period-End Closing
  Start Date            Date               Price of the               Price of the              Price of the
                                        Reference Stock in         Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2006           3/31/2006               44.15                      34.295                    37.97
   4/1/2006           6/30/2006               56.445                     37.1001                   42.37
   7/1/2006           9/29/2006               44.13                      25.88                     28.91
  9/30/2006          12/29/2006               37.03                      25.85                     30.03

   1/1/2007           3/30/2007               33.79                      27.18                     30.69
  3/31/2007           6/29/2007               42.59                      30.33                     34.8
  6/30/2007           9/28/2007               37                         27.76                     33.74
  9/29/2007          12/31/2007               45.22                      32.99                     44.93

   1/1/2008           3/31/2008               56.15                      32.98                     43.5
   4/1/2008           6/30/2008               77.4                       41.25                     75.03
   7/1/2008           9/30/2008               75.41                      27.9                      32.89
  10/1/2008          12/31/2008               32.58                      10.43                     16.29

   1/1/2009           3/31/2009               20.6291                    11.77                     13.37
   4/1/2009           5/26/2009               19.27                      12.52                     17.41


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Aflac Inc (AFL)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day          Period-End Closing
  Start Date            Date               Price of the               Price of the              Price of the
                                        Reference Stock in         Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2006           3/31/2006               49.4                       44.72                     45.13
   4/1/2006           6/30/2006               49.29                      44.4                      46.35
   7/1/2006           9/29/2006               46.85                      41.63                     45.76
  9/30/2006          12/29/2006               46.2                       42.5                      46

   1/1/2007           3/30/2007               49.37                      45.18                     47.06
  3/31/2007           6/29/2007               54                         47                        51.4
  6/30/2007           9/28/2007               57.44                      50.19                     57.04
  9/29/2007          12/31/2007               63.91                      55.77                     62.63

   1/1/2008           3/31/2008               67                         56.75                     64.95
   4/1/2008           6/30/2008               68.81                      62.52                     62.8
   7/1/2008           9/30/2008               68                         51.25                     58.75
  10/1/2008          12/31/2008               60.73                      29.68                     45.84

   1/1/2009           3/31/2009               46.96                      10.83                     19.36
   4/1/2009           5/26/2009               37.66                      17.25                     36.44


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Amazon.com Inc (AMZN)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day          Period-End Closing
  Start Date            Date               Price of the               Price of the              Price of the
                                        Reference Stock in         Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2006           3/31/2006               48.58                      35.1391                   36.53
   4/1/2006           6/30/2006               38.84                      31.52                     38.68
   7/1/2006           9/29/2006               38.62                      25.76                     32.12
  9/30/2006          12/29/2006               43.25                      30.58                     39.46

   1/1/2007           3/30/2007               42                         36.3                      39.79
  3/31/2007           6/29/2007               74.72                      39.55                     68.41
  6/30/2007           9/28/2007               94.26                      68.01                     93.15
  9/29/2007          12/31/2007              101.09                      76.5                      92.64

   1/1/2008           3/31/2008               97.43                      61.2                      71.3
   4/1/2008           6/30/2008               84.88                      70.65                     73.33
   7/1/2008           9/30/2008               91.75                      61.32                     72.76
  10/1/2008          12/31/2008               71.99                      34.68                     51.28

   1/1/2009           3/31/2009               75.61                      47.63                     73.44
   4/1/2009           5/26/2009               86.68                      71.71                     78.39


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            American Express Co (AXP)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day          Period-End Closing
  Start Date            Date               Price of the               Price of the              Price of the
                                        Reference Stock in         Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2006           3/31/2006               55                         51.05                     52.55
   4/1/2006           6/30/2006               54.91                      50.92                     53.22
   7/1/2006           9/29/2006               56.19                      49.73                     56.08
  9/30/2006          12/29/2006               62.5                       55                        60.67

   1/1/2007           3/30/2007               61.9                       53.91                     56.4
  3/31/2007           6/29/2007               65.24                      55.34                     61.18
  6/30/2007           9/28/2007               65.89                      55.5                      59.37
  9/29/2007          12/31/2007               63.63                      50.37                     52.02

   1/1/2008           3/31/2008               52.32                      39.5                      43.72
   4/1/2008           6/30/2008               52.63                      37.61                     37.67
   7/1/2008           9/30/2008               42.5                       31.68                     35.43
  10/1/2008          12/31/2008               35.8                       16.55                     18.55

   1/1/2009           3/31/2009               21.38                       9.71                     13.63
   4/1/2009           5/26/2009               28.45                      13.08                     24.57


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Bank of America Corp (BAC)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day          Period-End Closing
  Start Date            Date               Price of the               Price of the              Price of the
                                        Reference Stock in         Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2006           3/31/2006               47.24                      42.75                     45.54
   4/1/2006           6/30/2006               50.5                       45.26                     48.1
   7/1/2006           9/29/2006               54                         47.59                     53.57
  9/30/2006          12/29/2006               55.08                      51.32                     53.39

   1/1/2007           3/30/2007               54.21                      48.36                     51.02
  3/31/2007           6/29/2007               52.2                       48.55                     48.89
  6/30/2007           9/28/2007               52.78                      46.52                     50.27
  9/29/2007          12/31/2007               52.96                      40.61                     41.26

   1/1/2008           3/31/2008               45.08                      33.12                     37.91
   4/1/2008           6/30/2008               41.8641                    22.44                     23.87
   7/1/2008           9/30/2008               39.5                       18.44                     35
  10/1/2008          12/31/2008               38.5                       10.01                     14.08

   1/1/2009           3/31/2009               14.81                       2.53                      6.82
   4/1/2009           5/26/2009               15.07                       6.44                     10.98


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Peabody Energy Corp (BTU)
                                (May-01 - May-09)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day          Period-End Closing
  Start Date            Date               Price of the               Price of the              Price of the
                                        Reference Stock in         Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2006           3/31/2006              49.185                     38.6056                   47.1955
   4/1/2006           6/30/2006              71.4252                    43.8251                   52.195
   7/1/2006           9/29/2006              56.0804                    30.8395                   34.4347
  9/30/2006          12/29/2006              45.4916                    31.8787                   37.8332

   1/1/2007           3/30/2007              41.756                     33.8916                   37.674
  3/31/2007           6/29/2007              52.2044                    37.4119                   45.295
  6/30/2007           9/28/2007              47.7385                    35.9701                   44.8175
  9/29/2007          12/31/2007              62.55                      44.4898                   61.64

   1/1/2008           3/31/2008              63.97                      42.05                     51
   4/1/2008           6/30/2008              88.69                      49.38                     88.05
   7/1/2008           9/30/2008              88.39                      39.06                     45
  10/1/2008          12/31/2008              43.99                      16                        22.75

   1/1/2009           3/31/2009              30.95                      20.17                     25.04
   4/1/2009           5/26/2009              34.15                      23.56                     31.6


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Caterpillar Inc (CAT)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day          Period-End Closing
  Start Date            Date               Price of the               Price of the              Price of the
                                        Reference Stock in         Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2006           3/31/2006               77.21                      57.05                     71.81
   4/1/2006           6/30/2006               82.03                      64.41                     74.48
   7/1/2006           9/29/2006               75.43                      62.09                     65.8
  9/30/2006          12/29/2006               70.92                      58.82                     61.33

   1/1/2007           3/30/2007               68.43                      57.98                     67.03
  3/31/2007           6/29/2007               82.89                      65.86                     78.3
  6/30/2007           9/28/2007               87                         70.59                     78.43
  9/29/2007          12/31/2007               82.74                      67                        72.56

   1/1/2008           3/31/2008               78.63                      59.6                      78.29
   4/1/2008           6/30/2008               85.96                      72.56                     73.82
   7/1/2008           9/30/2008               75.87                      58.11                     59.6
  10/1/2008          12/31/2008               59.03                      31.95                     44.67

   1/1/2009           3/31/2009               47.12                      21.71                     27.96
   4/1/2009           5/26/2009               40.96                      27.44                     35


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Chesapeake Energy Corp (CHK)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day          Period-End Closing
  Start Date            Date               Price of the               Price of the              Price of the
                                        Reference Stock in         Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2006           3/31/2006               35.57                      27.75                     31.41
   4/1/2006           6/30/2006               33.79                      26.81                     30.25
   7/1/2006           9/29/2006               33.76                      28.06                     28.98
  9/30/2006          12/29/2006               34.27                      27.9                      29.05

   1/1/2007           3/30/2007               31.83                      27.27                     30.88
  3/31/2007           6/29/2007               37.75                      30.88                     34.6
  6/30/2007           9/28/2007               37.55                      31.38                     35.26
  9/29/2007          12/31/2007               41.19                      34.9                      39.2

   1/1/2008           3/31/2008               49.87                      34.42                     46.15
   4/1/2008           6/30/2008               68.1                       45.25                     65.96
   7/1/2008           9/30/2008               74                         31.15                     35.86
  10/1/2008          12/31/2008               35.46                       9.84                     16.17

   1/1/2009           3/31/2009               20.13                      13.27                     17.06
   4/1/2009           5/26/2009               24.25                      16.43                     20.93


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Deere & Co (DE)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day          Period-End Closing
  Start Date            Date               Price of the               Price of the              Price of the
                                        Reference Stock in         Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2006           3/31/2006               40                         33.805                    39.525
   4/1/2006           6/30/2006               45.99                      38.1932                   41.745
   7/1/2006           9/29/2006               42.485                     33.45                     41.955
  9/30/2006          12/29/2006               50.7                       41.505                    47.535

   1/1/2007           3/30/2007               58.25                      45.115                    54.32
  3/31/2007           6/29/2007               62.82                      51.585                    60.37
  6/30/2007           9/28/2007               74.95                      56.955                    74.21
  9/29/2007          12/31/2007               93.74                      70.175                    93.12

   1/1/2008           3/31/2008               94.7658                    71.2                      80.44
   4/1/2008           6/30/2008               94.89                      70.16                     72.13
   7/1/2008           9/30/2008               74.18                      46.18                     49.5
  10/1/2008          12/31/2008               49.49                      28.5                      38.32

   1/1/2009           3/31/2009               46.76                      24.51                     32.87
   4/1/2009           5/26/2009               47.98                      31.88                     42.79


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Devon Energy Corp (DVN)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day          Period-End Closing
  Start Date            Date               Price of the               Price of the              Price of the
                                        Reference Stock in         Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2006           3/31/2006               69.97                      55.3                      61.17
   4/1/2006           6/30/2006               65.25                      48.94                     60.41
   7/1/2006           9/29/2006               74.75                      57.19                     63.15
  9/30/2006          12/29/2006               74.49                      58.55                     67.08

   1/1/2007           3/30/2007               71.24                      62.8                      69.22
  3/31/2007           6/29/2007               83.92                      69.3                      78.29
  6/30/2007           9/28/2007               85.2                       69.01                     83.2
  9/29/2007          12/31/2007               94.75                      80.05                     88.91

   1/1/2008           3/31/2008              108.13                      74.56                    104.33
   4/1/2008           6/30/2008              127.16                     101.31                    120.16
   7/1/2008           9/30/2008              127.43                      82.1                      91.2
  10/1/2008          12/31/2008               91.69                      54.4                      65.71

   1/1/2009           3/31/2009               73.11                      38.55                     44.69
   4/1/2009           5/26/2009               65.0899                    43.35                     61.42


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Freeport-McMoRan Copper & Gold (FCX)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day          Period-End Closing
  Start Date            Date               Price of the               Price of the              Price of the
                                        Reference Stock in         Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2006           3/31/2006               60.927                     44.158                    56.5894
   4/1/2006           6/30/2006               68.358                     41.4617                   53.3038
   7/1/2006           9/29/2006               59.9222                    45.7714                   51.9578
  9/30/2006          12/29/2006               62.1425                    46.4362                   55.73

   1/1/2007           3/30/2007               67.19                      48.85                     66.19
  3/31/2007           6/29/2007               85.5                       65.62                     82.82
  6/30/2007           9/28/2007              110.6                       67.07                    104.89
  9/29/2007          12/31/2007              120.2                       85.71                    102.44

   1/1/2008           3/31/2008              107.37                      68.96                     96.22
   4/1/2008           6/30/2008              127.24                      93                       117.19
   7/1/2008           9/30/2008              117.11                      51.21                     56.85
  10/1/2008          12/31/2008               56.75                      15.7                      24.44

   1/1/2009           3/31/2009               43.45                      21.16                     38.11
   4/1/2009           5/26/2009               52.99                      36.6                      49.99


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Frontier Oil Corp (FTO)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day          Period-End Closing
  Start Date            Date               Price of the               Price of the              Price of the
                                        Reference Stock in         Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2006           3/31/2006               30.98                      18.99                     29.675
   4/1/2006           6/30/2006               33.1                       23.75                     32.4
   7/1/2006           9/29/2006               37.8                       24.33                     26.58
  9/30/2006          12/29/2006               33                         24                        28.74

   1/1/2007           3/30/2007               33.75                      25.47                     32.64
  3/31/2007           6/29/2007               45.75                      31.95                     43.77
  6/30/2007           9/28/2007               49.1                       31.61                     41.64
  9/29/2007          12/31/2007               49.13                      39.54                     40.58

   1/1/2008           3/31/2008               41                         25.22                     27.26
   4/1/2008           6/30/2008               33                         23.03                     23.91
   7/1/2008           9/30/2008               24.26                      16.49                     18.42
  10/1/2008          12/31/2008               18.38                       7.51                     12.63

   1/1/2009           3/31/2009               16.84                      11.8                      12.79
   4/1/2009           5/26/2009               17.64                      12.31                     16.47


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            General Electric Co (GE)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day          Period-End Closing
  Start Date            Date               Price of the               Price of the              Price of the
                                        Reference Stock in         Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2006           3/31/2006               35.63                      32.21                     34.78
   4/1/2006           6/30/2006               35.24                      32.78                     32.96
   7/1/2006           9/29/2006               35.65                      32.06                     35.3
  9/30/2006          12/29/2006               38.49                      34.62                     37.21

   1/1/2007           3/30/2007               38.28                      33.9                      35.36
  3/31/2007           6/29/2007               39.77                      34.55                     38.28
  6/30/2007           9/28/2007               42.07                      36.2                      41.4
  9/29/2007          12/31/2007               42.15                      36.07                     37.07

   1/1/2008           3/31/2008               37.742                     31.65                     37.01
   4/1/2008           6/30/2008               38.52                      26.15                     26.69
   7/1/2008           9/30/2008               30.39                      22.16                     25.5
  10/1/2008          12/31/2008               25.75                      12.58                     16.2

   1/1/2009           3/31/2009               17.24                       5.7279                   10.11
   4/1/2009           5/26/2009               14.55                       9.8                      13.39


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Goldcorp Inc (GG)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day          Period-End Closing
  Start Date            Date               Price of the               Price of the              Price of the
                                        Reference Stock in         Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2006           3/31/2006               30.44                      22.28                     29.25
   4/1/2006           6/30/2006               41.66                      24.07                     30.22
   7/1/2006           9/29/2006               31.59                      21.63                     23.6
  9/30/2006          12/29/2006               31.47                      20.35                     28.44

   1/1/2007           3/30/2007               29.49                      23.01                     24.02
  3/31/2007           6/29/2007               26.93                      22.36                     23.69
  6/30/2007           9/28/2007               30.99                      21                        30.56
  9/29/2007          12/31/2007               38.11                      29.25                     33.93

   1/1/2008           3/31/2008               46.3                       31.86                     38.75
   4/1/2008           6/30/2008               47.75                      33.83                     46.17
   7/1/2008           9/30/2008               52.65                      24.72                     31.63
  10/1/2008          12/31/2008               33.85                      13.84                     31.53

   1/1/2009           3/31/2009               35.47                      23.02                     33.32
   4/1/2009           5/26/2009               38.22                      26.71                     37.79


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            JPMorgan Chase & Co (JPM)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day          Period-End Closing
  Start Date            Date               Price of the               Price of the              Price of the
                                        Reference Stock in         Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2006           3/31/2006               42.43                      37.88                     41.64
   4/1/2006           6/30/2006               46.8                       39.33                     42
   7/1/2006           9/29/2006               47.49                      40.4                      46.96
  9/30/2006          12/29/2006               49                         45.51                     48.3

   1/1/2007           3/30/2007               51.95                      45.91                     48.38
  3/31/2007           6/29/2007               53.25                      47.7                      48.45
  6/30/2007           9/28/2007               50.48                      42.16                     45.82
  9/29/2007          12/31/2007               48.02                      40.15                     43.65

   1/1/2008           3/31/2008               49.29                      36.01                     42.95
   4/1/2008           6/30/2008               49.95                      33.96                     34.31
   7/1/2008           9/30/2008               49                         29.24                     46.7
  10/1/2008          12/31/2008               50.63                      19.69                     31.53

   1/1/2009           3/31/2009               31.64                      14.96                     26.58
   4/1/2009           5/26/2009               38.94                      25.29                     36.54


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Lowe's Cos Inc (LOW)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day          Period-End Closing
  Start Date            Date               Price of the               Price of the              Price of the
                                        Reference Stock in         Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2006           3/31/2006               34.83                      30.58                     32.22
   4/1/2006           6/30/2006               33.48                      29.5                      30.34
   7/1/2006           9/29/2006               31.15                      26.15                     28.06
  9/30/2006          12/29/2006               31.98                      27.85                     31.15

   1/1/2007           3/30/2007               35.74                      29.87                     31.49
  3/31/2007           6/29/2007               33.19                      30.35                     30.69
  6/30/2007           9/28/2007               32.53                      25.98                     28.02
  9/29/2007          12/31/2007               31.72                      21.01                     22.62

   1/1/2008           3/31/2008               26.87                      19.94                     22.94
   4/1/2008           6/30/2008               27.18                      20.52                     20.75
   7/1/2008           9/30/2008               28.49                      18                        23.69
  10/1/2008          12/31/2008               23.73                      15.76                     21.52

   1/1/2009           3/31/2009               23.17                      13                        18.25
   4/1/2009           5/26/2009               22.09                      17.65                     20.04


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Nucor Corp (NUE)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day          Period-End Closing
  Start Date            Date               Price of the               Price of the              Price of the
                                        Reference Stock in         Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2006           3/31/2006              51.2772                    31.2635                   48.9367
   4/1/2006           6/30/2006              56.3199                    41.843                    51.1612
   7/1/2006           9/29/2006              52.755                     42.5511                   47.1488
  9/30/2006          12/29/2006              64.3544                    45.2529                   52.5473

   1/1/2007           3/30/2007              64.7589                    51.1437                   63.0927
  3/31/2007           6/29/2007              67.7426                    54.7868                   57.3078
  6/30/2007           9/28/2007              63.2682                    40.6675                   58.6004
  9/29/2007          12/31/2007              64.02                      49.3773                   58.6484

   1/1/2008           3/31/2008              74.9396                    47.2594                   67.2708
   4/1/2008           6/30/2008              82.9812                    65.4336                   74.3454
   7/1/2008           9/30/2008              73.5688                    35.48                     39.5
  10/1/2008          12/31/2008              48.29                      25.25                     46.2

   1/1/2009           3/31/2009              49                         29.84                     38.17
   4/1/2009           5/26/2009              45.56                      37.28                     41.15


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Petroleo Brasileiro (PBR)
                                (Aug-00 - Aug-08)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day          Period-End Closing
  Start Date            Date               Price of the               Price of the              Price of the
                                        Reference Stock in         Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2006           3/31/2006               23.73                      18.16                     21.66
   4/1/2006           6/30/2006               26.86                      17.25                     22.33
   7/1/2006           9/29/2006               24.09                      18.45                     20.96
  9/30/2006          12/29/2006               25.75                      19.31                     25.75

   1/1/2007           3/30/2007               25.96                      20.69                     24.88
  3/31/2007           6/29/2007               31.18                      24.63                     30.32
  6/30/2007           9/28/2007               38.56                      24.38                     37.75
  9/29/2007          12/31/2007               59.58                      36.43                     57.62

   1/1/2008           3/31/2008               62.74                      44.35                     51.06
   4/1/2008           6/30/2008               77.61                      50.47                     70.83
   7/1/2008           9/30/2008               71.77                      36.36                     43.95
  10/1/2008          12/31/2008               43.9                       14.73                     24.49

   1/1/2009           3/31/2009               35.3                       22.22                     30.47
   4/1/2009           5/26/2009               41.99                      30.16                     41.93


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Research In Motion Ltd (RIMM)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day          Period-End Closing
  Start Date            Date               Price of the               Price of the              Price of the
                                        Reference Stock in         Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2006           3/31/2006               30.1767                    20.95                     28.2933
   4/1/2006           6/30/2006               29.37                      20.3433                   23.2567
   7/1/2006           9/29/2006               34.8333                    20.7067                   34.2167
  9/30/2006          12/29/2006               47.5533                    32.9167                   42.5933

   1/1/2007           3/30/2007               49.0167                    39.9167                   45.4967
  3/31/2007           6/29/2007               66.86                      42.9333                   66.6633
  6/30/2007           9/28/2007              100.98                      61.54                     98.55
  9/29/2007          12/31/2007              137.01                      95.02                    113.4

   1/1/2008           3/31/2008              118.35                      80.2                     112.23
   4/1/2008           6/30/2008              148.13                     111.9                     116.9
   7/1/2008           9/30/2008              135                         60.03                     68.3
  10/1/2008          12/31/2008               68.23                      35.09                     40.58

   1/1/2009           3/31/2009               60.47                      35.05                     43.11
   4/1/2009           5/26/2009               78.2                       42.76                     76.75


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Union Pacific Corp (UNP)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day          Period-End Closing
  Start Date            Date               Price of the               Price of the              Price of the
                                        Reference Stock in         Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2006           3/31/2006               46.865                     38.81                     46.675
   4/1/2006           6/30/2006               48.745                     41.915                    46.48
   7/1/2006           9/29/2006               46.48                      39.325                    44
  9/30/2006          12/29/2006               48.08                      43.135                    46.01

   1/1/2007           3/30/2007               52.92                      44.79                     50.775
  3/31/2007           6/29/2007               61.395                     50.205                    57.575
  6/30/2007           9/28/2007               64.68                      49.69                     56.53
  9/29/2007          12/31/2007               68.78                      55.035                    62.81

   1/1/2008           3/31/2008               65.285                     52.66                     62.69
   4/1/2008           6/30/2008               82.76                      62.98                     75.5
   7/1/2008           9/30/2008               85.8                       67.34                     71.16
  10/1/2008          12/31/2008               71.78                      41.84                     47.8

   1/1/2009           3/31/2009               54.66                      33.28                     41.11
   4/1/2009           5/26/2009               53.97                      39.82                     47.9


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                US Bancorp (USB)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day          Period-End Closing
  Start Date            Date               Price of the               Price of the              Price of the
                                        Reference Stock in         Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2006           3/31/2006               31.31                      28.99                     30.5
   4/1/2006           6/30/2006               31.89                      30.17                     30.88
   7/1/2006           9/29/2006               33.42                      30.54                     33.22
  9/30/2006          12/29/2006               36.85                      32.96                     36.19

   1/1/2007           3/30/2007               36.84                      34.4                      34.97
  3/31/2007           6/29/2007               35.18                      32.74                     32.95
  6/30/2007           9/28/2007               34.17                      29.09                     32.53
  9/29/2007          12/31/2007               34.25                      30.21                     31.74

   1/1/2008           3/31/2008               35.01                      27.86                     32.36
   4/1/2008           6/30/2008               35.25                      27.78                     27.89
   7/1/2008           9/30/2008               42.23                      20.57                     36.02
  10/1/2008          12/31/2008               37.31                      20.22                     25.01

   1/1/2009           3/31/2009               25.43                       8.06                     14.61
   4/1/2009           5/26/2009               21.92                      13.92                     19.04


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Vale SA (VALE)
                                (Mar-02 - Mar-09)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day          Period-End Closing
  Start Date            Date               Price of the               Price of the              Price of the
                                        Reference Stock in         Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2006           3/31/2006               12.8975                    10.395                    12.1325
   4/1/2006           6/30/2006               14.55                       9.815                    12.02
   7/1/2006           9/29/2006               12.27                       9.58                     10.78
  9/30/2006          12/29/2006               15.23                      10.34                     14.87

   1/1/2007           3/30/2007               19.025                     13.53                     18.495
  3/31/2007           6/29/2007               23.855                     18.435                    22.275
  6/30/2007           9/28/2007               34.61                      17                        33.93
  9/29/2007          12/31/2007               38.32                      29.9                      32.67

   1/1/2008           3/31/2008               37.54                      24                        34.64
   4/1/2008           6/30/2008               44.15                      34                        35.82
   7/1/2008           9/30/2008               35.01                      16.5                      19.15
  10/1/2008          12/31/2008               19.01                       8.8                      12.11

   1/1/2009           3/31/2009               17.85                      11.5                      13.3
   4/1/2009           5/26/2009               20.51                      13.1                      19.26


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Wells Fargo & Co (WFC)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day          Period-End Closing
  Start Date            Date               Price of the               Price of the              Price of the
                                        Reference Stock in         Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2006           3/31/2006               32.755                     30.31                     31.935
   4/1/2006           6/30/2006               34.855                     31.9                      33.54
   7/1/2006           9/29/2006               36.89                      33.355                    36.18
  9/30/2006          12/29/2006               36.99                      34.9                      35.56

   1/1/2007           3/30/2007               36.64                      33.01                     34.43
  3/31/2007           6/29/2007               36.49                      33.93                     35.17
  6/30/2007           9/28/2007               37.99                      32.66                     35.62
  9/29/2007          12/31/2007               37.78                      29.29                     30.19

   1/1/2008           3/31/2008               34.56                      24.38                     29.1
   4/1/2008           6/30/2008               32.4                       23.46                     23.75
   7/1/2008           9/30/2008               44.675                     20.46                     37.53
  10/1/2008          12/31/2008               38.95                      19.89                     29.48

   1/1/2009           3/31/2009               30.47                       7.8                      14.24
   4/1/2009           5/26/2009               28.45                      13.65                     25.65


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          United States Steel Corp (X)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day          Period-End Closing
  Start Date            Date               Price of the               Price of the              Price of the
                                        Reference Stock in         Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2006           3/31/2006               64.47                      48.05                     60.68
   4/1/2006           6/30/2006               77.77                      56.15                     70.12
   7/1/2006           9/29/2006               70.66                      53.63                     57.68
  9/30/2006          12/29/2006               79.01                      54.18                     73.14

   1/1/2007           3/30/2007              101.6                       68.83                     99.17
  3/31/2007           6/29/2007              127.26                      99.07                    108.75
  6/30/2007           9/28/2007              116.37                      74.41                    105.94
  9/29/2007          12/31/2007              121.12                      85.05                    120.91

   1/1/2008           3/31/2008              128.3                       91.11                    126.87
   4/1/2008           6/30/2008              196                        122                       184.78
   7/1/2008           9/30/2008              182.79                      68.62                     77.61
  10/1/2008          12/31/2008               77.92                      20.71                     37.2

   1/1/2009           3/31/2009               41.47                      16.66                     21.13
   4/1/2009           5/26/2009               32.97                      20.17                     30.73


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Apple Inc (AAPL)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day          Period-End Closing
  Start Date            Date               Price of the               Price of the              Price of the
                                        Reference Stock in         Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2006           3/31/2006               86.4                       57.67                     62.72
   4/1/2006           6/30/2006               73.8                       55.41                     57.27
   7/1/2006           9/29/2006               77.78                      50.16                     76.98
  9/30/2006          12/29/2006               93.159                     72.6                      84.84

   1/1/2007           3/30/2007               97.8                       81.9                      92.91
  3/31/2007           6/29/2007              127.61                      89.6                     122.04
  6/30/2007           9/28/2007              155                        111.62                    153.47
  9/29/2007          12/31/2007              202.96                     150.63                    198.08

   1/1/2008           3/31/2008              200.26                     115.44                    143.5
   4/1/2008           6/30/2008              192.24                     143.61                    167.44
   7/1/2008           9/30/2008              180.91                     100.59                    113.66
  10/1/2008          12/31/2008              116.4                       79.14                     85.35

   1/1/2009           3/31/2009              109.98                      78.2                     105.12
   4/1/2009           5/26/2009              133.5                      103.89                    130.78


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Ford Motor Co (F)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day          Period-End Closing
  Start Date            Date               Price of the               Price of the              Price of the
                                        Reference Stock in         Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2006           3/31/2006                8.96                       7.39                      7.96
   4/1/2006           6/30/2006                8.05                       6.17                      6.93
   7/1/2006           9/29/2006                9.48                       6.06                      8.09
  9/30/2006          12/29/2006                9.19                       6.85                      7.51

   1/1/2007           3/30/2007                8.97                       7.43                      7.89
  3/31/2007           6/29/2007                9.7                        7.67                      9.42
  6/30/2007           9/28/2007                9.64                       7.49                      8.49
  9/29/2007          12/31/2007                9.24                       6.65                      6.73

   1/1/2008           3/31/2008                6.94                       4.95                      5.72
   4/1/2008           6/30/2008                8.79                       4.46                      4.81
   7/1/2008           9/30/2008                6.33                       4.17                      5.2
  10/1/2008          12/31/2008                4.95                       1.01                      2.29

   1/1/2009           3/31/2009                2.99                       1.5                       2.63
   4/1/2009           5/26/2009                6.54                       2.4                       5.4


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Home Depot Inc (HD)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day          Period-End Closing
  Start Date            Date               Price of the               Price of the              Price of the
                                        Reference Stock in         Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2006           3/31/2006               43.95                      38.5                      42.3
   4/1/2006           6/30/2006               42.93                      35.63                     35.79
   7/1/2006           9/29/2006               37.65                      32.85                     36.27
  9/30/2006          12/29/2006               40.37                      35.55                     40.16

   1/1/2007           3/30/2007               42.01                      36.35                     36.74
  3/31/2007           6/29/2007               41.19                      36.6                      39.35
  6/30/2007           9/28/2007               41.01                      31.85                     32.44
  9/29/2007          12/31/2007               34.55                      25.57                     26.94

   1/1/2008           3/31/2008               31.08                      23.77                     27.97
   4/1/2008           6/30/2008               30.5                       23.32                     23.42
   7/1/2008           9/30/2008               30.74                      20.76                     25.89
  10/1/2008          12/31/2008               26.09                      17.05                     23.02

   1/1/2009           3/31/2009               25.49                      17.49                     23.56
   4/1/2009           5/26/2009               27.07                      22.58                     23.8


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Monsanto Co (MON)
                                (Oct-00 - Oct-08)
                                 [CHART OMITTED]



    Period-          Period-End           High Intra-Day              Low Intra-Day          Period-End Closing
  Start Date            Date               Price of the               Price of the              Price of the
                                        Reference Stock in         Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2006           3/31/2006               44.18                      39.095                    42.375
   4/1/2006           6/30/2006               44.88                      37.905                    42.095
   7/1/2006           9/29/2006               48.45                      40.925                    47.01
  9/30/2006          12/29/2006               53.49                      42.75                     52.53

   1/1/2007           3/30/2007               57.08                      49.1                      54.96
  3/31/2007           6/29/2007               68.81                      54.34                     67.54
  6/30/2007           9/28/2007               86.9                       58.5                      85.74
  9/29/2007          12/31/2007              116.25                      82.51                    111.69

   1/1/2008           3/31/2008              129.28                      90.5                     111.5
   4/1/2008           6/30/2008              145.8                      104.6                     126.44
   7/1/2008           9/30/2008              126.91                      92.67                     98.98
  10/1/2008          12/31/2008              100.69                      63.47                     70.35

   1/1/2009           3/31/2009               87.92                      69.62                     83.1
   4/1/2009           5/26/2009               93.35                      76.98                     85.25


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about May 29, 2009, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated October 20, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                   $9,391,000





                                   [RBC LOGO]
                              Royal Bank of Canada

                            Reverse Convertible Notes



                                  May 26, 2009